Calculation of Filing Fee Tables
F-3
Canaan Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Equity	Class A ordinary share, par value US$ 0.00000005 per share	457(o)
		Equity	Preferred share, par value US$ 0.00000005 per share	457(o)
		Other	Warrants	457(o)
		Debt	Debt Securities	457(o)
		Other	Subscription Rights Units	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 8,530,900.63	0.0001381	$ 1,178.12
Fees Previously Paid	2	Equity	Class A ordinary share, par value US$ 0.00000005 per share	Other			$ 261,469,099.37		$ 36,108.88
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 270,000,000.00		$ 37,287.00
			Total Fees Previously Paid:						$ 36,108.88
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 1,178.12
Offering Note
[1]	American depositary shares ("ADSs") issuable upon deposit of Class A ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (Registration No. 333-283941). Each American depositary share represents fifteen Class A ordinary shares. There is being registered hereunder an indeterminate number of shares of (a) Class A Ordinary Shares, (b) preferred shares, (c) warrants, (d) debt securities, (e) subscription rights units, consisting of some or all of these securities in any combination, as shall have an aggregate initial offering price not to exceed US$270,000,000. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The proposed maximum initial offering price per unit will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the shares being registered hereunder include such indeterminate number of shares of ordinary shares that may be issued from time to time to prevent dilution as a result of a distribution, split, combination or similar transaction. The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form F-3 under the Securities Act.

[2]	This registration statement includes $261,469,099.37 of unsold securities, or the Unsold Securities, of the registrant that had been previously registered with respect to its Sales Agreement on the prospectus supplement dated October 24, 2025, or the Prior Prospectus Supplement, to the registration statement on Form F-3 (File No. 333-285125) initially filed and automatically effective on February 21, 2025. In connection with the registration of the Unsold Securities, the registrant paid a registration fee of $37,287.00 (calculated at the filing fee rate in effect at the time of the filing of the Prior Prospectus Supplement). The registration fee paid with respect to the Unsold Securities will continue to be applied to the Unsold Securities. No additional filing fee is due with respect to the Unsold Securities included in this registration statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date